Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ETHZilla Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other	220,206,917	$6.77	$1,490,800,828.09	0.0001531	$228,241.61

Total Offering Amounts:							$1,490,800,828.09		228,241.61
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$228,241.61

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Offering Note(s)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.0001 (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.

The 220,206,917 shares of Common Stock consist of (i) 143,934,168 shares of the Common Stock issued to the investors of the PIPE Offering, (ii) 15,555,737 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock with an exercise price per share equal to $0.0001, (iii) 1,940,112 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants, (iv) 45,572,251 shares of Common Stock issuable upon exercise of initial strategic advisor warrants to purchase shares of Common Stock with an exercise price per share equal to $2.775, (v) 9,071,110 shares of Common Stock issuable upon exercise of subsequent strategic advisor warrants to purchase shares of Common Stock with an exercise price per share equal to $3.445, (vi) 4,114,672 shares of Common Stock issued to the Placement Agent and (vii) 18,867 shares of Common Stock issued to Maxim.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of ETHZilla Corporation as reported on the Nasdaq Capital Market on August 15, 2025, which was $6.77 per share.